                                                                   EXHIBIT 10.17

                       PROMISSORY NOTE PURCHASE AGREEMENT


         THIS PROMISSORY NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of December, 2000, between PORTER LANE INVESTMENTS, INC., a Georgia corporation ("Porter Lane") and EMISSIONS TESTING, INC., a Georgia corporation ("Emissions").

                              BACKGROUND STATEMENT

         (A) Emissions is the holder of that certain Promissory Note dated June 2, 2000, issued by Beachside Commons 1, LLC., in the original principal amount of $94,883.35, as amended by that certain First Amendment to Promissory Note dated as of June 2, 2000, which amendment identified Beachside Commons I, Inc., as the maker of said note (collectively the "Promissory Note"). The Promissory
Note is secured by that certain Mortgage dated November 30, 2000, executed by Beachside Commons I, Inc., in favor of Emissions. No payments of principal or interest have been received by Emissions under or pursuant to the Promissory Note, and the Promissory Note currently is in default.

         (B) Porter Lane wishes to purchase the Promissory Note from Emissions, and Emissions is willing to sell, transfer and convey, all of its right, title and interest in and to the Promissory Note to Porter Lane, all in accordance with, and subject to, the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. SALE AND PURCHASE OF THE PROMISSORY NOTE. Emissions hereby sells, transfers and conveys to Porter Lane, all of Emissions' right, title and interest in and to the Promissory Note and the Mortgage, and Porter Lane hereby purchases the same, all in accordance with, and subject to, the terms and conditions of this Agreement.

         2. CONSIDERATION. As consideration of the sale, transfer and assignment described in Section 1 above, Porter Lane hereby transfers and conveys to Emissions 100,000 shares of the common stock, no par value per share, of Emissions, which shares were issued to Porter Lane on or about May 5, 2000 and which shares are evidenced by Share Certificate 3 (the "Shares"). Porter Lane hereby warrants and represents to Emissions that Porter Lane is the sole and exclusive owner of all legal and equitable right, title and interest in and to the Shares, that Porter Lane has not sold, conveyed, transferred, assigned, pledged, hypothecated, granted an option to purchase, or otherwise disposed of any of the Shares, nor has Porter Lane agreed to do any of the foregoing. Porter Lane further warrants and represents to Emissions that the Shares are free and clear of all liens and encumbrances of any kind or nature. Concurrently with the signing and delivery of this Agreement, Porter Lane will deliver Share Certificate 3 to Emissions duly endorsed in blank and Emissions will issue to Porter Lane a new certificate for the shares covered by Share Certificate 3, less 100,000 shares.

         3. ACKNOWLEDGMENTS. Porter Lane hereby acknowledges and agrees that Beachside Commons I, Inc., has made no payments of any kind (principal, interest or otherwise) to Emissions under the Promissory Note, and that the Promissory
Note is in default.

         4. DISCLAIMERS. Emissions makes no warranties or representations of any kind or nature regarding the Promissory Note or the Mortgage, and Porter Lane agrees that it is purchasing the Promissory Note and the Mortgage "as is" and "without recourse." Without limiting the generality of the foregoing, Porter Lane agrees and understands that Emissions is making no warranty or representation concerning the value or collectibility of the Promissory

Note or the value of the Collateral under the Mortgage. Porter Lane further agrees and understands that the real property subject to the Mortgage is subject to a prior lienholder, and that the amount of the prior lien may be greater than the current fair market value of such real property.

         5. AGREEMENT WITH IRISH INVESTMENTS LLC. The parties hereto acknowledge and agree that the Promissory Note is the subject of that certain Purchase Agreement dated as of September 15, 2000, between Irish Investments, LLC ("Irish"), and Emissions (the "Irish Agreement"). Emissions hereby transfers, conveys and assigns to Porter Lane, all of Emissions right, title and interest arising under or pursuant to the Irish Agreement. Porter Lane agrees and understands that, under the provisions of Section 5(c) of the Irish Agreement, such transfer, conveyance and assignment of the Irish Agreement to Porter Lane by Emissions purports to require the prior written consent of Irish "(which [consent] may not be unreasonably withheld or delayed)." Porter Lane agrees and understands that Emissions makes no warranty or representation as to whether Irish will grant its written consent to the transfer, conveyance and assignment described in this Section 5, nor does Emissions make any warranty or representation as to whether the denial by Irish of its consent to such transfer, conveyance and assignment would be unreasonable. Porter Lane assumes all risk that Irish may refuse to grant its consent under the provisions of
Section 5(c) of the Irish Agreement.

         5. MISCELLANEOUS. This Agreement: (a) shall be governed by and construed in accordance with the substantive laws of the State of Georgia; (b) represents the entire agreement between the parties hereto with respect to the subject matter hereof; (c) may not be altered or amended except pursuant to a written agreement signed by each of the parties hereto; (d) may be executed in multiple counterparts, and (e) shall be binding upon the parties hereto and their respective successors and assigns. Neither party shall have the right to assign this Agreement, or delegate any duties hereunder, without the prior written consent of the other party hereto, which consent may be granted or denied in the sole discretion of such other party.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of November 30, 2000.


                                      PORTER LANE INVESTMENTS, INC.



/s/ Karen Wily-Vickers                  By: /s/ Gerald F. Sullivan
-------------------------------             -------------------------------
Witness                                 Its: President
                                            -------------------------------


                                      EMISSIONS TESTING, INC.



/s/ Karen Wiley-Vickers                 By: /s/ Rich Parlontieri
-------------------------------             -------------------------------
Witness                                 Its: President/CEO
                                            -------------------------------